Delisting of Securities of Function(x) Inc. from The Nasdaq Stock Market
NEW YORK, August 30, 2017— The Nasdaq Stock Market announced today that it will delist the common stock of Function(x) Inc. Function(x) Inc.’s stock was suspended on June 22, 2017 and has not traded on Nasdaq since that time. Nasdaq will file a Form 25 with the Securities and Exchange Commission to complete the delisting. The delisting becomes effective ten days after the Form 25 is filed. For news and additional information about the company, including the basis for the delisting and whether the company’s securities are trading on another venue, please review the company’s public filings or contact the company directly.
For more information about The Nasdaq Stock Market, visit the Nasdaq Web site at http://www.nasdaq.com. Nasdaq’s rules governing the delisting of securities can be found in the Nasdaq Rule 5800 Series, available on the Nasdaq Web site: http://www.cchwallstreet.com/NasdaqTools/bookmark.asp?id=nasdaq-rule_5800&manual=/nasdaq/main/nasdaq-equityrules/.